Exhibit 11 - HUDSON FOODS INC. AND SUBSIDIARIES
EARNINGS PER SHARE CALCULATION
(IN THOUSANDS EXCEPT PER SHARE DATA)

                                 Three Months Ended         Nine Months Ended
                                 July 1,     July 2,        July 1,     July 2,
                                  1995        1994           1995        1994
Net income                        $9,394      $8,831        $27,397     $19,298
Interest on convertible
  subordinated debentures
  net of income taxes               --           217           --           646
                              __________  __________     __________  __________
Adjusted net income               $9,394      $9,048        $27,397     $19,944
                              ==========  ==========     ==========  ==========

Primary earnings per share:
- ---------------------------
 Weighted average number of
  common shares outstanding       29,776      24,403         28,854      24,318
 Common stock equivalents:
  Dilutive options                   458         643            467         560
                              __________  __________     __________  __________
 Weighted average number of
  common and common equivalent
  shares                          30,234      25,046         29,321      24,878
                              ==========  ==========     ==========  ==========
 Primary earnings per share        $0.31       $0.35          $0.93       $0.78
                              ==========  ==========     ==========  ==========
Fully diluted earnings
  per share:
- ---------------------------
 Weighted average number of
  common shares outstanding       29,776      24,403         28,854      24,318
 Common stock equivalents:
  Dilutive options                   458         711            467         711
  Convertible subordinated
   debentures                     --           1,245         --           1,245
                              __________  __________     __________  __________
 Weighted average number of
  common and common equivalent
  shares                          30,234      26,359         29,321      26,274
                              ==========  ==========     ==========  ==========
 Fully diluted earnings per
  share                            $0.31       $0.34          $0.93       $0.76
                              ==========  ==========     ==========  ==========